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                                   OPTION AGREMEENT

    THIS OPTION AGREEMENT (the "Agreement") is entered into as of September 13, 1996, by and between ROBERT LITTLE ("Little") and OVERSEAS FILMGROUP, INC., ("OFG") with reference to the following facts:

    WHEREAS, NEO Motion Pictures, Inc. (the "Corporation") is a corporation duly organized and existing under the law of the State of California;

    WHEREAS, Joel Soisson ("Soisson"), the sole stockholder of the Corporation, has entered into that certain Stock Option Agreement dated as of September 12, 1996, with Little (the "Soisson Agreement") wherein Soisson has granted Little the option (the "NEO Option") to purchase up to 500 shares (subject to adjustment) of the common stock of the Corporation (the "Optioned Shares");

    NOW, THEREFORE, for the payment to Little of the sum of $100.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Little and OFG hereby agree as follows:

    1. GRANT OF OPTION. Subject to and upon the terms and restrictions set forth in this Agreement and subject to Little's exercise of the NEO
Option pursuant to the Soisson Agreement, Little hereby grants to OFG an option to purchase, at such times (subject to the terms hereof) and in such amounts as OFG shall determine, up to one-half of any Optioned
Shares actually acquired by Little pursuant to Little's exercise of the NEO Option, at the exercise price of $25.00 per share (the "Little
Option"). The Little Option shall be exercisable by OFG with respect to any Optioned Shares acquired by Little within 90 days of Little's acquisition of such shares (the "Exercise Period"). In addition, the Little Option shall also expire in its entirety (and the Exercise Period shall terminate) at the time the NEO Option expires. Little, in his sole and absolute discretion, may at any time prior to the exercise of the NEO Option cancel the Little Option and, in lieu thereof, assign to OFG fifty percent of Little's interest in the NEO Option, exercisable by OFG only at such time (and in the same amounts and for the same exercise price) as Little exercises the portion of the NEO Option that he retains.

    2. MANNER OF EXERCISING OPTION; LIMITATIONS. In order to exercise the Little Option with respect to all or any portion of the Optioned Shares acquired by Little and for which the Little Option is then exercisable, OFG must, within the Exercise Period, deliver to Little a prior written notice of OFG's intent to exercise, which notice shall be delivered to Little at least five (5) business days prior to the effective day of the exercise and which notice shall specify the number of Optioned Shares acquired by Little with respect to which the Little Option is being exercised, and the effective date of the exercise. OFG shall pay the exercise price, in full, in cash or check on the effective date of the exercise. The Little Option shall not be exerciseable by OFG (and, in the event of an assignment of fifty percent of the NEO Option to OFG, OFG shall not be deemed an assignee of the NEO Option from Little) unless OFG simultaneously executes a NEO

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stockholder agreement in form and substance substantially equivalent to any
NEO stockholder agreement to which Little is a party; provided, however, that OFG shall not be required to execute a stockholder agreement that would prevent OFG from exercising the Little Option because of any effect on the Corporation's S Corporation status for federal income tax purposes. Little and his spouse, Ellen Dinerman Little, agree to abstain from any OFG decisions to exercise or not exercise the Little Option.

    3. ADJUSTMENT AND CHANGES IN THE COMMON STOCK. The Little Option shall adjust in the same manner as the NEO Option; it being the intent of Little and OFG that the Little Option represent (subject to the expiration provisions set forth herein) the right of OFG to acquire one-half of the securities acquired by Little pursuant to the exercise of the NEO Option for the same purchase price per share that Little exercises the NEO Option, and Little and OFG agree that the Little Option shall be further adjusted as necessary to effectuate the foregoing.

    4. TERMINATION. This Agreement and the Little Option granted hereunder shall terminate and be of no further force and effect (i) upon the written agreement of all the parties hereto; or (ii) as set forth in Section 1 above.

    5. NON-TRANSFERABILITY OF OPTION. OFG may not transfer all or any portion of the Little Option or grant an interest in the Little Option to other persons or entities (other than wholly-owned subsidiaries of OFG) without the prior written consent of Little; provided, however, that the merger of OFG with and into Entertainment/Media Acquisition Corporation shall not be deemed a transfer for purposes of this Section 5.

    6. NO REPRESENTATIONS AND WARRANTIES. OFG understands, acknowledges and agrees that Little, is making no representations or warranties as to the NEO Option, the Optioned Shares, the Soisson Agreement, and the subject matter of this Agreement, including, without limitation the enforceability of the NEO Option, or the value of the Little Option, the NEO Option or the Optioned Shares. OFG further acknowledges and agrees that Little may choose to exercise or not exercise the NEO Option in his sole and absolute discretion, and shall be under no obligation whatsoever to exercise the NEO Option during the term thereof.

    7. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California regardless of the law of conflict of laws, or choice of law, of that or any other jurisdiction.

    8. ATTORNEY'S FEES. In the event of any litigation or arbitration between the parties hereby respecting or arising out of this Agreement, the prevailing party, whether or not such litigation or arbitration proceeds to final judgment or determination, shall be entitled to recover all of the attorney's fees incurred with respect to such legal efforts, in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom. As used herein, the term "attorneys fees" shall be deemed to mean the full and actual cost of any legal services actually performed in connection with the

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matters involved, calculated on the basis of usual fees charged by the attorneys performing such services.

    9. NOTICES. All notices or demand shall be in writing and may be delivered personally, electronically or by express or certified mail or registered mail or by private overnight express mail services.

         TO LITTLE:
              Mr. Robert Little
              12309 Viewcrest Road
              Studio City, California  91604
              Facsimile:  (818) 760-2981

         TO OFG:
              Overseas Filmgroup, Inc.
              8800 Sunset Boulevard, Third Floor
              Los Angeles, California 90069
              Attention:  Mr. William Lischak
              Facsimile:  (310) 855-0719

    10. TERMINATION. OFG agrees that Little may amend, modify, supplement, extend or terminate the Soisson Agreement and the NEO Option without any further signature, acknowledgment, agreement or consent on OFG's part.

    11. COUNTERPARTS. This Agreement may be executed in counterparts which, taken together, shall constitute the whole of the agreement as between the parties.

         IN WITNESS WHEREOF, Little and OFG have executed this Agreement as of the date first above written.


/s/ Robert Little
------------------------------
Robert Little

OVERSEAS FILMGROUP, INC.

By: /s/ WILLIAM F. LISCHAK
  ------------------------------
Its: COO/CFO
    ----------------------------

ACKNOWLEDGED AND AGREED:


 /s/ Joel Soisson
--------------------------------
Joel Soisson